FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
OCT 06 1998
No. C 290367-98
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            ARTICLES OF MERGER FOR
                             BENNION CORPORATION,
                             A NEVADA CORPORATION

        Pursuant to the provisions of Section 78.458 of the Nevada Revised Statutes, Bennion Corporation, a Nevada corporation ("Bennion NV"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Bennion Corporation, an Arkansas corporation ("Bennion AR"), with and into Bennion NV:

        FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

        Name                        Place of Incorporation
        Bennion Corporation                Nevada
        Bennion Corporation                Arkansas

        SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between Bennion NV and Bennion AR, has been adopted by the Board of Directors of the Bennion NV and Bennion AR.

        THIRD: The approval of the shareholders of Bennion NV and Bennion AR was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                        Type of Shares    Number of Shares Outstanding
------                        --------------    -----------------------------
Bennion Corporation (Nevada)        Common        100
Bennion Corporation (Arkansas)      Common        17,000,000

        The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                        Type of Shares            For       Against
------                        --------------          -------    ---------
Bennion Corporation (Nevada)        Common                 100        0
Bennion Corporation (Arkansas)      Common          15,001,000        0

        FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

        FIFTH: Following the merger there are no amendments to the Articles of Incorporation of the surviving company.

        SIXTH: The complete executed Plan is on file at the registered office or other place of business of Bennion NV.

        SEVENTH: A copy of the Plan will be furnished by Bennion NV, on request and without cost, to any shareholder of either corporation which is a party to the merger.

        EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

        DATED this 17th day of September, 1998.


                     BENNION CORPORATION, a Nevada corporation


                         /s/ Jeanne Ball
                    By_______________________________________
                        Jeanne Ball, President


                         /s/ April Marino
                    By________________________________________
                        April Marino, Secretary/Treasurer

STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )

        On the 17th day of September, 1998, personally appeared before me Jeanne Ball and April Marino personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer, respectivley, of Bennion Corporation, a Nevada corporation and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Jeanne Ball and April Marino acknowledged to me that said corporation executed the same.

                /s/ Anita Patterson
                ___________________________________________
                NOTARY PUBLIC

<Notary Stamp
appears here>




                BENNION CORPORATION, an Arkansas corporation

                     /s/John Peters
              By_________________________________________
                   John Peters, President


                    /s/ Anita Patterson
              By_________________________________________
                   Anita Patterson, Secretary/Treasurer


STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )


        On the 17th day of September, 1998, personally appeared before me John Peters and Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary/Treasurer, respectively, of Bennion Corporation, a Arkansas corporation and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said John Peters and Anita Patterson acknowledged to me that said corporation executed the same.

                       /s/ M. Jeanne Ball
                    ___________________________________________
                    NOTARY PUBLIC

<Notary stamp appears here>